EXHIBIT 99


VIKING SELLS ONE OF ITS CHINA OPERATIONS

Friday, January 31

DALLAS and BEIJING, January 31, 2003 -- Viking Capital Group, Inc. (OTC Bulletin
Board: VGCP - News) (Viking) announced today that the Company sold its 96% interest in one of its foreign investment enterprises, Beijing Fei Yun Viking Enterprises Company, Ltd.(Viking Enterprises) to Beijing Fei Yun Property Development Company, Ltd.

One of Viking Enterprises' subsidiaries, the 60% owned real estate complex Sunshine Plaza (its largest asset), was not currently profitable due to interest costs on large amounts of debt and lack of condo sales even though most of the commercial leasing space was leased. The $18M required to purchase the remaining 40% of the real estate operations not already owned has not been attainable in the past year due to depressed US capital markets and other conditions. Therefore, Viking management determined it did not justify waiting longer for future profit possibilities with this operation and decided to move on to other opportunities in China and the US.

Viking Management will continue to analyze other acquisition targets in China and insurance companies in the US. Until the capital market conditions improve in the U.S. for capital use in China, Viking intends to turn its focus on generating fee income in China that will not require additional capital input. No change is currently anticipated for Wuxi Viking and its garment manufacturing operations in China.

This information should be read in conjunction with the Company's report for year 2001 on Form 10KSB, and interim reports including quarterly reports filed on Form 10QSB with the Securities and Exchange Commission.

About Viking Capital Group, Inc.

Viking Capital Group, Inc. (the Company) is an international diversified holding company headquartered in Dallas. Viking's China Operations are headquartered in Shanghai.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain certain "forward-looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995 and information relating to the Company and its subsidiaries that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this release, the words "plan", "anticipate", "believe", "estimate", "expect", and "intend" and words or phrases of similar import, as they relate to the Company or its subsidiaries or Company management, are intended to identify forward-looking statements. Such statements reflect the current risks, uncertainties and assumptions related to certain factors including, without limitations, changes or anticipated changes in regulatory environments, competitive factors, general economic conditions, customer relations,


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relationships  with  vendors,   the  interest  rate  environment,   governmental
regulation  and  supervision,   seasonality,   distribution  networks,   product
introductions  and  acceptance,   technological  change,   changes  in  industry
practices, onetime events and other factors described herein and in other press releases to the public or filings made by the company with the Securities and Exchange Fee, the ability to secure partnership or joint-venture relationships with other entities, the ability to raise additional capital to finance expansion, and the risks inherent in acquisitions, their management, and product and service introductions and the entry into new geographic markets. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not intend to update these forward-looking statements. For further information, which could cause actual results to differ from the Company's expectations, as well as other factors, which could affect the Company's financial statements, please refer to the Company's report filed with the Securities and Exchange Fee.

     Contact:
     Viking Capital Group, Inc.
     Matthew W. Fossen, (972) 386-9996
     mfossen@vcgi.com
     http://www.vcgi.com

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